UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2007, Digital Music Group, Inc., a Delaware corporation (“DMGI”), DMGI New York, a New York corporation and wholly owned subsidiary of DMGI (“Merger Sub”), and The Orchard Enterprises Inc., a New York corporation (“Orchard”), amended and restated the Agreement and Plan of Merger (as so amended, the “Merger Agreement”) the parties first entered into on July 10, 2007, pursuant to which Merger Sub will merge with and into Orchard (the “Merger”), with Orchard continuing as the surviving company. Orchard will become a wholly-owned subsidiary of DMGI following the Merger. The amendments permit DMGI to effect a reverse stock split and acknowledge a September 2007 recapitalization of Orchard. A proposed reverse stock split is described in the definitive proxy statement dated October 5, 2007 that was first mailed to DMGI’s stockholders of record and filed with the Securities and Exchange Commission on October 10, 2007 (the “Proxy Statement”).

Item 8.01	Other Events.

On October 10, 2007, DMGI issued a press release announcing that the special meeting described in the Proxy Statement will take place at 10:00 a.m. Pacific time on November 13, 2007 at DMGI’s headquarters in Sacramento, California. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Agreement and Plan of Merger dated October 5, 2007 by and among Digital Music Group, Inc., DMGI New York, Inc. and The Orchard Enterprises Inc. (incorporated by reference to Annex A of the definitive proxy statement of Digital Music Group, Inc. dated October 5, 2007 and as filed with the Securities Exchange Commission on October 10, 2007).

99.1	Press Release dated October 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: October 10, 2007	By:	/s/ CLIFF HAIGLER
	Name:	Cliff Haigler
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press Release dated October 10, 2007